UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Poplar Avenue, Suite 250, Memphis, TN 34119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is made to provide further clarification to the Purchase and Sale Agreement for the purchase of certain assets by the Company and update the Company’s activities as previously reported.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August  27, 2015 the Company signed a Purchase and Sales Agreement (“Agreement”) for the acquisition of certain assets as outlined in the Company’s 8k filing on September 16,2014 and an amended 8k filed September 18,2014, both of which effected an amendment to the Purchase and Sales Agreement of July 15,2014.

The original agreement of July 15,2014 made reference to a value of $4.6 million in assets purchased The assets include land, buildings, transportation equipment, office equipment, drilling service equipment, vehicles, and oil leases and working interests. The active leases were reported to cover  1306.53 acres in Clinton County KY; 1330 acres in Cumberland County KY; 2532 acres in Monroe County, KY and 160 acres in Wayne County. The land property assets acquired comprise two tracts totaling approximately 230 acres. The Company in its initial review of equipment acquired noticed certain erroneous entries as further described in our 8k and 8k/a filed on September 16 and 18th 2014 respectively. The original agreement listed a valuation of approximately $4.6 million dollars, representing an estimated replacement value agreed upon and further supported by a local experienced oil executive retained by the Seller; and the company reported that in the quarter ending September 30, 2014 that it intended to secure appraisals, valuation estimates and physical review of assets to determine final accounting for the transaction including where necessary updated reserve studies. The Company is still in the process of review of supporting documentation to support internal and external valuations, and determining the proper accounting treatment for the asset purchase valuation. The consideration issued as reported on September 16, 2014 was $522,000. The oil leases and wells are being reviewed to determine the most up to date acreage. The Company furthermore had been informed the reserve studies previously conducted supported an estimated value of $200 million, and the Company is reviewing the reserve reports supplied. The Company will seek out an updated reserve study, and cautions investors that the Company has not completed its own review of the current value of reserves, which may be subject to material revisions in the new reserve study.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.22	Bill of Sale – Exhibit 3- Incorporated by Reference

10.23	Bill of Sale – Exhibits 4 and 5- Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer